                                                                     EXHIBIT 2.1

   CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
             EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

================================================================================






                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                                 PROXYMED, INC.,
                             a Florida corporation;


                             DAVIE ACQUISITION CORP.
                             a Delaware corporation;

                                       and


                                 MEDUNITE INC.,
                             a Delaware corporation.








                          -----------------------------

                          Dated as of December 31, 2002

                          -----------------------------




================================================================================

                                    EXHIBITS



EXHIBIT A     -   Certain definitions

EXHIBIT B     -   Form of Escrow Agreement

EXHIBIT C-1   -   List of Notes

EXHIBIT C-2   -   List of Promissory Notes

EXHIBIT D-1   -   Quovadx Matters

EXHIBIT D-2   -   Quovadx Agreements

EXHIBIT E     -   Form of Services Agreement Amendment

EXHIBIT F     -   Form of Registration Rights Agreement

EXHIBIT G     -   Form of NDC Consent

EXHIBIT H     -   Form of Stockholder Undertaking Agreement

EXHIBIT I     -   Form of Indenture

EXHIBIT J     -   Form of Parent Legal Opinion

EXHIBIT K     -   Form of Company Legal Opinion

EXHIBIT L     -   Landlord Consent

SECTION 1................................................................................DESCRIPTION OF TRANSACTION        1

   1.1........................................................................MERGER OF MERGER SUB INTO THE COMPANY        1

   1.2.........................................................................................EFFECT OF THE MERGER        2

   1.3......................................................................................CLOSING; EFFECTIVE TIME        2

   1.4..............................................CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS        2

   1.5.....................................................................................CONVERSION OF SECURITIES        3

   1.6......................................................................CLOSING OF THE COMPANY'S TRANSFER BOOKS        2

   1.7........................................................................................CERTIFICATES; PAYMENT        3

   1.8..............................................................................................COMPANY OPTIONS        3

   1.9...............................................................................................FURTHER ACTION        3

   1.10..................................................................................NOTES AND PROMISSORY NOTES        3


SECTION 2.............................................................REPRESENTATIONS AND WARRANTIES OF THE COMPANY        4

   2.1.......................................................................DUE ORGANIZATION; NO SUBSIDIARIES; ETC        4

   2.2.............................................................CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS        4

   2.3..........................................................................................CAPITALIZATION, ETC        4

   2.4.........................................................................................FINANCIAL STATEMENTS        5

   2.5.........................................................................ABSENCE OF CERTAIN CHANGES OR EVENTS        6

   2.6............................................................................................TITLE TO PROPERTY        7

   2.7....................................................................................................CONTRACTS        9

   2.8........................................................................................INTELLECTUAL PROPERTY       11

   2.9.....................................................................................ENVIRONMENTAL COMPLIANCE       12

   2.10..........................................................................COMPLIANCE WITH LEGAL REQUIREMENTS       12

   2.11.................................................................................GOVERNMENTAL AUTHORIZATIONS       12

   2.12.................................................................................................TAX MATTERS       12

   2.13...................................................................EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS       13

   2.14...................................................................................LEGAL PROCEEDINGS; ORDERS       15

   2.15......................................................................AUTHORITY; BINDING NATURE OF AGREEMENT       15

   2.16.................................................................................................NO-CONFLICT       15

   2.17...................................................................................................INSURANCE       16

   2.18.................................................................................................RECEIVABLES       16

   2.19...................................................................................................CUSTOMERS       16

   2.20...................................................................................................SUPPLIERS       16




   2.21..............................................................................................COMPANY ACTION       17

   2.22................................................................................................FINDER'S FEE       17

   2.23.............................................................................................FULL DISCLOSURE       17


SECTION 3...................................................REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB       17

   3.1................................................................................CORPORATE EXISTENCE AND POWER       17

   3.2.............................................................CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS       17

   3.3..........................................................................................CAPITALIZATION, ETC       18

   3.4............................................................................SEC FILINGS; FINANCIAL STATEMENTS       19

   3.5.................................................................................ABSENCE OF CHANGES OR EVENTS       19

   3.6...........................................................................COMPLIANCE WITH LEGAL REQUIREMENTS       20

   3.7..................................................................................GOVERNMENTAL AUTHORIZATIONS       20

   3.8....................................................................................LEGAL PROCEEDINGS; ORDERS       20

   3.9..........................................................................................TITLE TO PROPERTIES       20

   3.10......................................................................AUTHORITY; BINDING NATURE OF AGREEMENT       21

   3.11.......................................................................................NO CONFLICT; CONSENTS       21

   3.12...............................................................................................PARENT ACTION       22

   3.13................................................................................................FINDER'S FEE       22

   3.14..........................................................................................REGULATORY MATTERS       22

   3.15.............................................................................PROMISSORY NOTES AND INDENTURE        22

   3.16............................................PARENT'S AND MERGER SUB'S DUE DILIGENCE, KNOWLEDGE AND EXPERTISE       23

   3.17.............................................................................................FULL DISCLOSURE       23


SECTION 4..................................................................................COVENANTS OF THE PARTIES       23

   4.1........................................................................................ADDITIONAL AGREEMENTS       23

   4.2.....................................................................................EMPLOYEE BENEFIT MATTERS       23

   4.3........................................................................DIRECTORS AND OFFICERS OF THE COMPANY       24

   4.4........................................................................................QUOVADX RELATIONSHIPS       25


SECTION 5........................................................................................CLOSING CONDITIONS       25

   5.1..................................................................................AMENDED SERVICES AGREEMENTS       25

   5.2.................................................................................................CERTAIN FEES       25

   5.3................................................................................REGISTRATION RIGHTS AGREEMENT       25

   5.4..............................................................................................NDC ARRANGEMENT       25

   5.5........................................................................................................NOTES       25

   5.6........................................................................................STOCKHOLDER AGREEMENT       25



   5.7..................................................................................WAIVER OF DISSENTERS RIGHTS       25

   5.8...............................................................................................NOTE INDENTURE       25

   5.9................................................................................................LEGAL OPINION       26

   5.10............................................................................................LANDLORD CONSENT       26


SECTION 6............................................................INDEMNIFICATION; DEFENSE OF THIRD PARTY CLAIMS       26

   6.1...............................................................................REPRESENTATIONS AND WARRANTIES       26

   6.2..............................................................................................INDEMNIFICATION       26

   6.3................................................................................DEFENSE OF THIRD PARTY CLAIMS       26


SECTION 7..................................................................................MISCELLANEOUS PROVISIONS       27

   7.1...........................................................................................FURTHER ASSURANCES       27

   7.2..............................................................................................ATTORNEYS' FEES       27

   7.3......................................................................................................NOTICES       27

   7.4..........................................................................................TIME OF THE ESSENCE       28

   7.5.....................................................................................................HEADINGS       28

   7.6.................................................................................................COUNTERPARTS       28

   7.7................................................................................................GOVERNING LAW       29

   7.8.......................................................................................SUCCESSORS AND ASSIGNS       29

   7.9....................................................................REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE       29

   7.10......................................................................................................WAIVER       29

   7.11..................................................................................................AMENDMENTS       29

   7.12................................................................................................SEVERABILITY       29

   7.13.........................................................................................PARTIES IN INTEREST       29

   7.14............................................................................................ENTIRE AGREEMENT       30

   7.15................................................................................................CONSTRUCTION       30


CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERICKS DENOTE SUCH OMISISONS.

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION


         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("AGREEMENT") is made and entered into as of December 31, 2002, by and among: PROXYMED, INC., a Florida corporation ("PARENT"); DAVIE ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"); and MEDUNITE INC., a Delaware corporation (the "COMPANY"). Certain other capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

         WHEREAS, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company (the "MERGER") in accordance with this Agreement and the Delaware General Corporation Law (the "DGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

         WHEREAS, WellPoint Health Networks, Inc., Aetna Inc., CIGNA Health Corporation, Health Net, Inc. (formerly Foundation Health Systems, Inc.), Oxford Health Plans, Inc., Anthem Insurance Companies, Inc., PacifiCare Health Systems, Inc. and NDC (each, a "STOCKHOLDER" and together, the "STOCKHOLDERS") own all of the capital stock of the Company.

         WHEREAS, this Agreement and the Merger have been adopted and approved by the respective boards of directors of Parent, Merger Sub and the Company and have been adopted and approved by Parent, as the sole stockholder of Merger Sub, and adopted and approved by the Stockholders.

                                    AGREEMENT

         The parties to this Agreement agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

         1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the "EFFECTIVE TIME" (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION").

         1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

         1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of the Company at 11452 El Camino Real, San Diego, CA 92130, or at such other place as mutually agreed by the parties, on the date of this Agreement (the "CLOSING DATE"). Contemporaneously with or as promptly as practicable after the Closing, a properly executed Certificate of Merger (the "CERTIFICATE OF MERGER") shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time specified in the Certificate of Merger or, if no time is specified, at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware (the "EFFECTIVE Time").

         1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS.

         (A) The Certificate of Incorporation of the Company immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time;

         (B) the Bylaws of Merger Sub immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time; and

         (C) the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation immediately after the Effective Time.

         1.5 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any further approval of the holders of any shares of capital stock of the Company or Merger Sub:

         (A) CAPITAL STOCK OF MERGER SUB. Each issued and outstanding share of the capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation.

         (B) MERGER CONSIDERATION. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub, Parent or any Stockholder, each share of capital stock of the Company issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall be converted into the right to receive upon surrender of such certificate in accordance with Section 1.7, the following (the "MERGER CONSIDERATION"):

                  (I) CASH PAYMENT. That portion of the Aggregate Cash Merger Consideration, without interest, set forth opposite the name of such Stockholder in ANNEX I.

                  (II) CONVERTIBLE NOTES OF PARENT. The Parent 4% Convertible Note set forth opposite the name of such Stockholder in ANNEX I.

                  (III) ESCROWED CONVERTIBLE NOTE OF PARENT. Subject to the disbursement provisions of the Escrow Agreement, that portion of the Escrowed Parent 4% Convertible Note set forth opposite the name of such Stockholder in ANNEX I.

Also as part of the Merger Consideration, Parent shall make the payments required by Section 5.2

         1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing Company Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, except the right to receive the Merger Consideration as set forth in this Agreement. The stock transfer books of the Company shall be closed with respect to Company Shares outstanding immediately prior to the Effective Time. No further transfer of any such Company Shares shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any Company Shares (a "COMPANY STOCK CERTIFICATE") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

         1.7 CERTIFICATES; PAYMENT. At the Closing, each Stockholder and each registered holder of an Original Promissory Note will deliver to Parent for cancellation the Company Stock Certificates and the Original Promissory Note as further set forth in Section 1.10. At the Closing, Parent (i) shall deposit with a bank or trust company selected by Parent as escrow agent (the "ESCROW AGENT") in accordance with the terms of an escrow agreement substantially in the form of EXHIBIT B (the "ESCROW AGREEMENT") a Parent 4% Convertible Note with an aggregate principal amount of $4,000,000 (the "ESCROWED PARENT 4% CONVERTIBLE NOTE"), (ii) shall pay in immediately available funds to each Stockholder the portion of the Aggregate Cash Merger Consideration set forth opposite such Stockholder's name in ANNEX I with respect to all Company Stock Certificates surrendered by such Stockholder, (iii) shall issue to each Stockholder a Parent 4% Convertible Note pursuant to Section 1.5(b)(ii) and (iv) shall deposit with the Escrow Agent ***** in accordance with the terms of the Escrow Agreement.

         1.8 COMPANY OPTIONS. Immediately prior to the Effective Time, each outstanding option to purchase shares of Company Common Stock, whether vested or unvested, shall terminate if not exercised in accordance with the terms of the stock option plan of the Company.

         1.9 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

         1.10 NOTES AND PROMISSORY NOTES. At Closing, Parent shall cause the Company to pay in immediately available funds the amounts on the Notes set forth in EXHIBIT C-1.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth on the corresponding Part or subpart of the Company Disclosure Schedule or as expressly cross-referenced to disclosure elsewhere on the Company Disclosure Schedule, the Company hereby makes the following representations and warranties which are limited in scope and time as provided herein:

         2.1 DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

         (A) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

         (B) The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name.

         (C) The Company is duly licensed or qualified as a foreign corporation to do business and is in good standing, in each jurisdiction in which it owns or leases any real property or in which the character and location of its properties and assets owned or leased or the nature of its activities makes such licensing or qualification necessary.

         (D) Part 2.1(d) of the Company Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and
(iii) the names and titles of the Company's officers.

         (E) The Company has no Subsidiaries. The Company does not own any controlling interest in any Entity, and the Company does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity.

         2.2 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (1) the certificate of incorporation and bylaws, including all amendments thereto, of the Company; and
(2) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company and the board of directors of the Company (the items described in (1) and (2) above, collectively, the "COMPANY CONSTITUENT DOCUMENTS").

         2.3 CAPITALIZATION, ETC.

         (A) Attached hereto as Part 2.3 of the Company Disclosure Schedule is the list of all the holders of shares of capital stock of the Company setting forth, opposite the name of such holders, the number of shares of capital stock of the Company held by such holders. The authorized capital stock of the Company, as of the date hereof, consists of 434,000,000 shares, of which (i) 210,000,000 are shares of Class A Common Stock, $0.001 par value per share (the "CLASS A COMMON STOCK"), none of which are issued and outstanding, (ii) 87,000,000 are shares of Class B Common Stock, $0.001 par value per share (the

"CLASS B COMMON STOCK"), none of which shares are issued and outstanding, (the Class A Common Stock and Class B Common Stock being collectively referred to as the "COMPANY COMMON STOCK"), and (iii) 137,000,000 are shares of Preferred Stock, $0.001 par value per share (the "COMPANY PREFERRED STOCK"), of which 87,000,000 are designated shares of Series A Preferred Stock, $0.001 par value per share, 85,270,402 of which are issued and outstanding. The Company has also issued the Promissory Notes, each of which is convertible into equity securities of the Company in accordance with its terms.

         (B) The rights, preferences, privileges and restrictions of the Company Shares are as stated in the certificate of incorporation of the Company, as amended. The Company Preferred Stock is convertible into Class B Common Stock on a one-for-one basis as of the date hereof. All of the outstanding Company Shares
(i) have been duly authorized and validly issued, are fully paid and non-assessable and free of any Encumbrances, PROVIDED, HOWEVER, that the Company Shares may be subject to restrictions on transfer as set forth in the Bylaws, the Stockholders' Agreement dated August 3, 2001 or under state and/or federal securities laws and (ii) were issued and sold in accordance with federal and applicable state securities laws and were not issued in violation of any statutory preemptive or other similar rights granted by the Company. There are no outstanding subscriptions, warrants, options, calls, rights of first offer, rights of first refusal, tag along rights, drag along rights, or commitments or rights of any character relating to or entitling any person to purchase or otherwise acquire any shares of capital stock of the Company directly from the Company and there are no obligations or securities having the right to vote on any matters on which the stockholders may vote or convertible into or exchangeable for shares of capital stock of the Company or any commitments of any character relating to or entitling any person to purchase or otherwise acquire any such obligations or securities from the Company. There are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the purchase, sale or voting of the outstanding shares of Company Shares to which the Company is a party and to which any other Person is a party. There are no Contracts under which the Company is obligated to repurchase, redeem or otherwise acquire any Company Shares. The Company has not declared or paid any dividends on any shares of its capital stock.

         2.4 FINANCIAL STATEMENTS.

         (A) Attached hereto as Part 2.4 of the Company Disclosure Schedule is a true and correct copy of (i) the Company's unaudited balance sheets (the "BALANCE SHEET") as of November 30, 2002 (the "BALANCE SHEET DATE") and the related statements of income, changes in stockholders' equity (deficit) and cash flows for the eleven months then ended (the "INTERIM FINANCIAL STATEMENTS"); and
(ii) the Company's audited balance sheet as of December 31, 2001 and the related statements of income, changes in stockholders' equity (deficit) and cash flows for the year then ended together with accompanying notes and together with the report thereon of Pricewaterhouse Coopers, the Company's independent certified public accountants, for the year then ended (the financial statements described in clauses (i) and (ii), are collectively referred to herein collectively as the "COMPANY FINANCIAL STATEMENTS").

         (B) The Company Financial Statements are in accordance with the Company's books and records and are accurate and complete in all material respects and present fairly in all material respects the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with GAAP (subject, in the case of the interim financial statements, to (i) normal, recurring year-end adjustments that are not, in the aggregate, material and (ii) the absence of footnotes).

         (C) The books of account and other financial records of the Company:
(i) reflect in all material respects all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with GAAP; and (ii) do not contain or reflect any material inaccuracies or discrepancies.

         (D) There exist no Liabilities of the Company, except Liabilities: (i) that are reflected on the Balance Sheet as of the Balance Sheet Date, (ii) that were incurred after the Balance Sheet Date in the ordinary course of business, consistent with past practice, or (iii) that are set forth on Part 2.4(d) of the Company Disclosure Schedule or that are expressly disclosed in this Agreement or in another Part of the Company Disclosure Schedule, or (iv) that could reasonably be expected to be incurred under the written terms of any Company Contract.

         2.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Balance Sheet Date, the Company has conducted its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing and except for the transactions contemplated by this Agreement and the Ancillary Agreements, since the Balance Sheet Date, there has not been:

         (A) any material adverse change to the business, financial condition or results of operation of the Company;

         (B) any acquisition by merger, consolidation or purchase of any business or Person by the Company, including by purchase of all or substantially all of the assets or any material assets or business of any Person;

         (C) any material change in any method of accounting or accounting practice by the Company except for any such change required by reason of a concurrent change in GAAP;

         (D) any amendment to the Company Constituent Documents;

         (E) any declaration, setting aside or payment of any dividends or other distribution (whether in cash, stock or property) on any shares of capital stock of the Company, or any repurchase for value by the Company of any capital stock;

         (F) any: (i) increase in the compensation payable or to become payable by the Company to any employee whose total compensation is currently at an annual rate of more than $75,000, except for normal periodic increases in the ordinary course of business consistent with past practice; (ii) payment of any bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any employee; or
(iii) entry into or amendment of any employment, severance, termination, retention, change in control, non-competition, non-solicitation or confidentiality or similar agreement with any employee;

         (G) adoption of any new employee benefit plan, except as may be required by applicable law, or amendment of any existing employee benefit plan in any material respect, except for changes as may be required by applicable law;

         (H) any sale, lease, assignment, transfer or other disposition of any material assets or material properties of the Company other than in the ordinary course of business;

         (I) any cancellation of any material indebtedness or waiver of any claims or rights of substantial value to the Company, or mortgage, pledge or imposition of any Encumbrances, other than a Permitted Encumbrance;

         (J) any written cancellation or written termination of any Contract, that, if in effect on the date hereof, would constitute a Material Contract (other than any termination of any such Contract upon expiration of its stated term);

         (K) any capital expenditure or the execution of any lease or any incurring of liability therefor by the Company, involving payments in excess of $75,000 individually or $150,000 in the aggregate;

         (L) any revaluation by the Company of any of its assets, including without limitation, writing off notes or accounts receivable or inventory in any case in excess of reserves;

         (M) any damage, destruction or loss (whether or not covered by insurance) of any material asset or property of the Company adversely affecting the properties or prospects of the Company;

         (N) any new, or changes in existing, Tax elections for the Company or settlement or compromise of any Tax liability;

         (O) any creation, assumption, incurrence or guarantee of any indebtedness by the Company for borrowed money;

         (P) any delay in paying any material obligations of the Company of more than 90 days beyond the corresponding due dates for such payments (except with respect to items being disputed in good faith); or

         (Q) any agreement, whether oral or written, by the Company to do any of the foregoing.

         2.6 TITLE TO PROPERTY.

         (A) ASSETS. The Company owns (and has good, valid and marketable title to), leases or has the legal right to use all material assets used in the conduct of the business as of the Closing. The Company is not (i) using any assets of, (ii) receiving any services from, or (iii) borrowing any employees of, any Stockholder or any of their respective Affiliates, in each case in the conduct of the Company's business, except for any guidance provided to the management of the Company through the Chairman of the Board or other directors of the Company and through the "Leadership Team" of the Stockholder payers. All properties and assets owned by the Company are owned free and clear of any Encumbrances, except for (i) any lien for current Taxes not yet due and payable, and (ii) liens that have arisen in the ordinary course of business and that (A) were not incurred in connection with any indebtedness, (B) do not render property encumbered thereby unmarketable, and (C) do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company (the liens described in clauses (i) and (ii) being referred to as "PERMITTED ENCUMBRANCES").

         (B) OWNED REAL PROPERTY. The Company does not own any real property.

         (C) LEASED REAL PROPERTY. Part 2.6(c) of the Company Disclosure Schedule lists all real property (including all land and buildings) which is leased by the Company as lessee or sublessee (the "LEASED PROPERTY"). The Company has delivered or made available to Parent complete and accurate copies of the written leases and subleases for all Leased Property, including all amendments and modifications pursuant to which the Company leases the Leased Property (the "LEASES"). The Leased Property is all of the real property used in the business of the Company as currently conducted. The Company has not received notice of, nor has Knowledge of, condemnation or eminent domain proceedings pending or threatened against any Leased Property.

                  (I) The Company has good marketable leasehold title to the Leased Property, the Leases are in full force and effect and are valid, binding and enforceable against the Company, as the case may be, in accordance with their respective terms;

                  (II) No amount payable under any Lease is past due, except amounts contested as due and owing under a Lease;

                  (III) The Company is in compliance in all material respects with all covenants, commitments and obligations on their part to be performed or observed under the Leases and, to the Knowledge of the Company, there is no failure by any other party to such Leases to comply in all material respects with all of its commitments and obligations;

                  (IV) The Company has not received any written notice of a material default (which has not been cured), offset or counterclaim under any Lease;

                  (V) The Company has not subleased, assigned, mortgaged, pledged or otherwise encumbered its interest under any Lease or entered into any license, sublease or occupancy agreement with respect to any Leased Property, nor has the Company entered into any agreement or commitment to take any such action;

                  (VI) To the Knowledge of the Company, all Improvements owned, leased, or used by the Company on the Leased Property are in reasonably good condition and repair in all material respects (normal wear and tear excepted), and such Improvements (including their rooftops and building systems) are, to the Knowledge of the Company, free from material structural defects;

                  (VII) The Company is not a party to or otherwise bound by any leasing commission or brokerage agreements with respect to any Leases for which the Company, its Subsidiaries or any Affiliate will have any liability; and

                  (VIII) To the Knowledge of the Company, the Company with respect to the Leased Property is in compliance with all material zoning, building, fire, health and other similar codes or ordinances.

         2.7 CONTRACTS.

         (A) Part 2.7 of the Company Disclosure Schedule identifies the following Company Contracts, which shall be collectively hereinafter referred to as "MATERIAL CONTRACTS":

                  (I) each Company Contract with a Payor Customer or a Vendor Customer involving (i) payments by any party in excess of $35,000 per month as calculated on average over the last six months, or (ii) more than 100,000 transactions per month as calculated on average over the last six months;

                  (II) each Company Contract concerning a partnership or joint venture with, or any other investment in (whether through the acquisition of an equity interest, the making of a loan or advance or otherwise), any Person;

                  (III) each Company Contract (A) under which the Company has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money, (B) constituting capitalized lease obligations, (C) under which the Company has granted a material Encumbrance on any asset of the Company other than a Permitted Encumbrance, or (D) under which the Company has incurred any material obligations for any performance bonds, payment bonds, bid bonds, surety bonds, letters of credit, guarantees or similar instruments;

                  (IV) each Company Contract with any present or former director, officer, employee, agent or consultant of the Company, or the spouses or relatives of such Persons, other than the Company's form of proprietary information and inventions agreement;

                  (V) each Company Contract containing a provision of the type commonly referred to as a "most favored nation" provision;

                  (VI) each Company Contract regarding the provision of telecommunications services or other outsourcing services, in each case involving payments in excess of $250,000 during the term of such Company Contract;

                  (VII) each Company Contract providing for sharing of payments based on, or measured by, some or all of revenues, profit or similar items of the Company, other than Company Contracts with Vendor Customers providing for the payment of transaction rebates;

                  (VIII) each Company Contract or group of related Company Contracts providing for payments by the Company in excess of $250,000 over the life of such Company Contract (or group of related Company Contracts for a single supplier), except for such

Company Contracts that are cancelable on not more than sixty (60) days' notice by the Company without penalty or increased cost;

                  (IX) each Company Contract, other than the Ancillary Agreements and other than the limitations on the scope of business set forth in the Constituent Documents or the Stockholders' Agreement dated August 3, 2001, containing covenants restraining or limiting the freedom of the Company to engage in any line of business or compete with any Person including, without limitation, by restraining or limiting the right to solicit customers or that could reasonably be expected, following the closing, to restrain or limit the freedom of Parent or Affiliate thereof to engage in any line of business or compete with any Person;

                  (X) each Company Contract that provides for the Company to be the exclusive or a preferred provider of any product or service to any Person or the exclusive or a preferred recipient of any product or service of any Person during any period of time or that otherwise involves the granting by any Person to the Company of exclusive or preferred rights of any kind; and

                  (XI) each Company Contract that provides for any Person to be the exclusive or a preferred provider of any product or service to the Company or the exclusive or a preferred recipient of any product or service of the Company during any period of time or that otherwise involves the granting by the Company to any Person of exclusive or preferred rights of any kind or that could, giving effect to the Closing, so provide with respect to Parent or its Affiliates;

                  (XII) each Company Contract pursuant to which aggregate commissions in excess of $20,000 were paid by the Company to any Person during the last six months, other than Company Contracts with employees of the Company and Company Contracts with Vendor Customers providing for the payment of transaction rebates;

                  (XIII) each Company Contract with any of the Stockholders or any of their Affiliates;

                  (XIV) each Company IP Contract pursuant to which the Company is obligated to make a royalty payment after the Closing Date; and

                  (XV) any other Company Contract which is material to the business of the Company.

         (B) To the Knowledge of the Company, the Company has not violated or breached, or committed any default under, any Material Contract, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Material Contract. To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in a violation or breach of any of the provisions of any Material Contract. The Company has not received from any party thereto any written notice of any intent by such other party to terminate or otherwise fail to fully perform any Material Contract or any written notice that the Company is in breach of any Material Contract. The Company has made available to Parent a true and correct copy of each written Material Contract.

         2.8 INTELLECTUAL PROPERTY.

         (A) REGISTERED IP. Part 2.8(a) of the Disclosure Schedule accurately identifies all Registered IP owned by the Company as of the date of this Agreement. As of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened Legal Proceedings involving the Company in which the validity or enforceability of any Registered IP owned by the Company is being opposed, cancelled, challenged or contested. The Company has taken all necessary actions and has paid all necessary fees to prosecute its Registered IP and to keep its Registered IP valid and enforceable.

         (B) OWNERSHIP FREE AND CLEAR. The Company owns all right, title, and interest to and in, and has a valid right to use, all material Company IP free and clear of any Encumbrances (other than Permitted Encumbrances and non-exclusive licenses granted in the ordinary course of business). The Company has a valid right and license to use all Material Company Licensed IP assuming that the licensing party has the right to grant the rights and licenses to such Material Company Licensed IP. No Company IP is subject to any outstanding injunction, judgment, order, decree, ruling, or charge against the Company; and the Company is not currently bound by any agreement to indemnify any Person for or against any interference, infringement, misappropriation, violation or other conflict with respect to any material item of Company IP or Material Company Licensed IP except for indemnity provisions included in the Material Company Contracts.

         (C) TRADE SECRETS. The Company has taken reasonable steps to maintain the confidentiality of the Company's material trade secrets and other confidential information.

         (D) EMPLOYEES. All employees of the Company (i) who have made contributions to the invention, creation or development of the Company IP or
(ii) who otherwise have had access to the Company's trade secrets or confidential information (including, without limitation, sales employees) have signed the Company's standard form of proprietary information and inventions agreement.

         (E) INFRINGEMENT OF COMPANY IP BY THIRD PARTIES. To the Knowledge of the Company, as of the date of this Agreement, no Person, is interfering with, violating, infringing upon or misappropriating any material Company IP.

         (F) INFRINGEMENT OF THIRD PARTY IP RIGHTS BY COMPANY. To the Knowledge of the Company, as of the date of this Agreement, the Company is not interfering with, violating, infringing upon or misappropriating the Intellectual Property Rights of any other Person. The Company has never received any charge, complaint, claim, demand, or written notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property Rights of any third party) except for charges, complaints, claims, demands and written notices that have been fully and finally resolved and impose no continuing or future obligation on the Company. There is no pending or, to the Knowledge of the Company, threatened Legal Proceeding against the Company in which the Company is alleged to have infringed, interfering with, misappropriated or violated the Intellectual Property Rights of another Person.

         (G) MATERIAL COMPANY IP CONTRACTS. Part 2.8(g) of the Company Disclosure Schedule accurately and completely identifies all Material Company IP Contracts. With respect to each Material Company IP Contract identified in Part 2.8(g) of the Company Disclosure Schedule: (i) such Material Company IP Contract is legal, valid, binding, enforceable against the other party, and is in full force and effect; (ii) neither the Company nor, to the Knowledge of the Company, any other party to such Material Company IP Contract is in breach or default, and, to the Knowledge of the Company, no event has occurred that with notice or lapse of time would constitute a breach or default, that would in either case permit termination or modification thereunder; (iv) to the Knowledge of the Company, neither such underlying item of Intellectual Property nor such Intellectual Property Rights are subject to any outstanding injunction, judgment, order, decree, ruling, or charge that names the Company; and (v) no Legal Proceeding that names the Company is pending or, to the Knowledge of the Company, has been threatened that challenges the legality, validity, or enforceability of such underlying item of Intellectual Property, Intellectual Property Rights, or Material Company IP Contract described in Part 2.8(g) of the Company Disclosure Schedule. The Company has paid when due all necessary fees, royalties or other payment under the Material Company IP Contracts.

         2.9 ENVIRONMENTAL COMPLIANCE. The Company, including any business to which it is a successor, is in and has at all times been in compliance in all material respects with all applicable Environmental Laws. To the Knowledge of the Company, there are no present facts or circumstances, unique to the Company, which would materially adversely affect or render significantly more costly in the future compliance of the Company with existing Environmental Laws.

         2.10 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is in compliance with all Legal Requirements that are applicable to it or to the conduct of its business or the ownership or use of any of its assets, except where the failure to comply could not have a Material Adverse Effect.

         2.11 GOVERNMENTAL AUTHORIZATIONS. The Governmental Authorizations held by the Company are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary (i) to enable the Company to conduct its business in the manner in which its business is currently being conducted, and (ii) to permit the Company to own and use its assets in the manner in which they are currently owned and used. The Company is in compliance with the terms and requirements of the respective Governmental Authorizations held by the Company. All such Governmental Authorizations are listed on Part
2.11 of the Company Disclosure Schedule.

         2.12 TAX MATTERS.

         (A) All Tax Returns required to be filed by or on behalf of the Company with respect to any taxable period ending on or before the Closing Date (the "COMPANY RETURNS") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All Taxes of the Company have been paid when due, whether or not such amounts have been reported as due on an applicable Company Return, and the Company will have adequate reserves on the Company

Financial Statements for any unpaid Taxes relating to taxable periods or portions thereof ending on or before the Closing Date that are not required to be paid on or prior to the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns filed which have been requested by Parent. There are no liens for Taxes (other than for current Taxes not yet due and payable for which adequate reserves have been established on the Company Financial Statements) upon any assets of the Company.

         (B) No examinations or audits of any Company Return by any Governmental Body have been, or currently are being, conducted, and to the Knowledge of the Company, no such examination, audit or other pending action relating to the assessment or collection of Taxes of the Company has been threatened. No deficiency or adjustment for any Taxes has been proposed, asserted or assessed against the Company. No extension or waiver of any statute of limitations period for any Tax assessment or deficiency in respect of Taxes of the Company has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company. No claim has ever been made in writing by a Governmental Body in any jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. The Company is not a party to any Tax allocation or Tax sharing agreement, and has no liability for any Taxes of any Person as a transferee or successor, by contract, or otherwise.

         (C) The Company is not and has not been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The unpaid Taxes of the Company do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in the Company Financial Statements.

         2.13 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

         (A) Part 2.13 of the Company Disclosure Schedule lists each employee benefit plan, program, arrangement and contract (including, without limitation, any "EMPLOYEE BENEFIT PLAN", as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA")) maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company, or with respect to which the Company could incur liability under Section 4069, 4201 or 4212(c) of ERISA (collectively, the "PLANS").

         (B) The Company does not maintain, sponsor or contribute to, and, to the Knowledge of the Company, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of ERISA). None of the Plans is subject to Title IV of ERISA and the Company has not incurred, and does not reasonably expect to incur, any direct or indirect liability under or by operation of Title IV of ERISA.

         (C) Each of the Plans is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Legal Requirements, including but not limited to ERISA and the Code. The Company has performed in all material respects all obligations required to be performed by it under, is not in any material respect in default under or in violation of, and, to the Knowledge of the Company, there is no default or violation by any other party to, any Plan.

         (D) Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust. All contributions required to be made to any Plan have been made on a timely basis.

         (E) None of the Plans in effect on the date hereof would result, separately or in the aggregate (including, without limitation, as a result of this Agreement or the transactions contemplated hereby), in the payment of any "EXCESS PARACHUTE PAYMENT" within the meaning of Section 280G of the Code.

         (F) The Company has made available to Parent (i) copies of each Plan (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof and all written descriptions thereof that have been distributed to the Company employees, all annuity contracts or other funding instruments, and a complete description of any Plan which is not in writing; (ii) the most recent determination letter issued by the IRS with respect to each applicable Plan; (iii) for the three most recent plan years, annual reports on Form 5500 series with respect to each applicable Plan, (iv) copies of all employment agreements and severance agreements plans and policies with or relating to employees, officers and directors; and (v) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its current or former employees, officers and directors which contain change in control provisions. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (vi) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any employee, officer or director of the Company under any Plan or otherwise, (vii) increase any benefits otherwise payable under any Plan, or (viii) result in any acceleration of the time of payment or vesting of any benefits.

         (G) Neither the Company nor any Plan has any present or future obligation to make any payment to, or with respect to, any present or former employee, officer or director of the Company pursuant to any retiree medical benefit plan or other retiree welfare plan.

         (H) The Company is not a party to any collective bargaining or other labor union contract applicable to its employees, officers or directors. As of the date hereof, there is no labor dispute, strike or work stoppage against the Company pending or, to the Knowledge of the Company, threatened which may interfere with the business activities of the Company. As of the date hereof, neither the Company nor any of its representatives or employees, has committed any unfair labor practices in connection with the operation of the business of the Company, and there is no pending, or to the Knowledge of the Company threatened charge or complaint against the

Company by the National Labor Relations Board or any comparable state agency. The Company's relations with its employees are good.

         2.14 LEGAL PROCEEDINGS; ORDERS. There is no pending Legal Proceeding, and to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned, used or controlled by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or
(ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement or the Ancillary Agreements.

         2.15 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement and the Ancillary Agreements to which it is a party; and the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party have been duly authorized by all necessary action on the part of the Company. Each of this Agreement and the Ancillary Agreements to which it is a party constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.16 NO-CONFLICT.

         (A) Assuming that all consents, approvals, authorizations and other actions of any Governmental Body described in Section 2.16(b) have been obtained, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company do not and will not (i) violate, conflict with or result in the breach of any provision of the Company Constituent Documents, (ii) conflict with or violate any Legal Requirement or Governmental Authorization applicable to the Company or its assets, properties or businesses, or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Company Shares or any of the assets of the Company pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party or by which any of the Company Shares or any of such assets or properties is bound or affected, except, in the case of each of clauses (ii) and (iii), to the extent that such conflicts, breaches, defaults or other matters would not (A) adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements,
(B) adversely affect the ability of the Company to conduct its business, or
(iii) otherwise have a Material Adverse Effect.

         (B) Except for the Certificate of Merger to be filed with the Secretary of State of the State of Delaware, and assuming the accuracy of the representations of Parent set forth in Section 3.4, no consent, waiver, agreement, approval, or authorization of, or declaration, filing, notice or registration to or with any Governmental Body (i) is required for the execution, delivery and performance by the Company of this Agreement or any Ancillary Agreement or for the consummation by the Company of the transactions contemplated hereby and thereby, or (ii) is necessary in order to ensure the legality, validity, binding effect or enforceability against the Company of this Agreement or any Ancillary Agreement to which it is a party.

         2.17 INSURANCE. Part 2.17 of the Company Disclosure Schedule contains a complete and accurate list of all insurance policies or binders maintained by the Company. There are no unpaid claims payable to the Company under any such policy or binder. Such insurance provides, and during its term has provided, coverage to the extent and in the manner as required by applicable Legal Requirements. The Company is not in any material default under any of such policies or binders, and the Company has not failed to give any notice or to present any material claim under any such policy or binder in a due and timely fashion. No insurer has refused, denied or disputed coverage or any material claim made thereunder. No insurer has advised the Company that it intends to reduce coverage, materially increase any premium or fail to renew any existing policy or binder. All such policies and binders are in full force and effect on the date hereof.

         2.18 RECEIVABLES. Part 2.18 of the Company Disclosure Schedule sets forth an aged list of the accounts receivable of the Company as of the Balance Sheet Date showing separately those accounts receivable that as of such date had been outstanding (i) 30 days or less, (ii) 31 to 60 days, (iii) 61 to 90 days, and (iv) greater than 90 days. Except to the extent, if any, reserved for on the Balance Sheet, all accounts receivable reflected on the Balance Sheet arose from, and the accounts receivable existing on the Closing Date will have arisen from, the bona fide sale of inventory or services to Persons not affiliated with the Company and in the ordinary course of business consistent with past practice. To the Knowledge of the Company, all accounts receivable of the Company reflected on the Balance Sheet or arising since the Balance Sheet Date are valid and binding obligations of the respective debtor, and, to the Knowledge of the Company, there are no valid defenses, set-offs or counterclaims against such receivables.

         2.19 CUSTOMERS.

         (A) Listed in Part 2.19 of the Company Disclosure Schedule are the names of the 20 most significant Payer Customers of the Company by average monthly revenues for the preceding six-month period, together with the aggregate amount paid by each such Payer Customer to the Company and the aggregate amount paid by the Company to each such Payer Customer during such six-month period.

         (B) Listed in Part 2.19 of the Company Disclosure Schedule are the names of the 20 most significant Vendor Customers of the Company by average monthly revenues for the preceding six-month period, together with the aggregate amount paid by each such Vendor Customer to the Company and the aggregate amount paid by the Company to each such Vendor Customer during such six-month period.

         2.20 SUPPLIERS. Listed in Part 2.20 of the Company Disclosure Schedule are the names of the ten most significant suppliers of products and services to the Company and the aggregate amount for which each such supplier invoiced the Company during such period.

         2.21 COMPANY ACTION.

         (A) The Board of Directors of the Company has (i) unanimously determined that the Merger is advisable and in the best interests of the Company and its stockholders, (ii) unanimously recommended the adoption and approval of the Merger and this Agreement by the stockholders of the Company, and (iii) directed that this Agreement be submitted for a vote by the Stockholders.

         (B) The Stockholders have unanimously approved the Merger and adopted this Agreement.

         2.22 FINDER'S FEE. Except for Goldman Sachs & Co., no broker, finder, investment banker, valuation firm or any other Person is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated thereby based upon arrangements made by or on behalf of the Company.

         2.23 FULL DISCLOSURE. None of the representations and warranties made by the Company in this Agreement, as such representations or warranties are modified by the Disclosure Schedules and/or the attachments thereto, contain any untrue statement of a material fact, or omit any material fact the omission of which would make any statements made herein, in light of the circumstances under which they were made, not misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Except as set forth on the corresponding Part or subpart of the Parent Disclosure Schedule or as expressly cross-referenced to disclosure elsewhere on the Parent Disclosure Schedule, Parent and Merger Sub hereby make the following representations and warranties which are limited in scope and time as provided herein:

         3.1 CORPORATE EXISTENCE AND POWER.

         (A) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all corporate power required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on Parent's business, financial condition or results of operations.

         (B) Part 3.1(b) of the Parent Disclosure Schedule accurately sets forth
(i) the names of the members of Parent's board of directors, (ii) the names of the members of each committee of Parent's board of directors, and (iii) the names and titles of Parent's officers.

         3.2 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. Parent has delivered to the Company accurate and complete copies of: (1) the certificate of incorporation and bylaws, including all amendments thereto, of Parent; and (2) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of Parent and the board of directors of Parent (the items described in (1) and (2) above, collectively, the "PARENT CONSTITUENT DOCUMENTS").

         3.3 CAPITALIZATION, ETC.

         (A) The authorized capital stock of Parent, as of the date hereof, consists of 13,333,333 shares of Common Stock, $0.001 par value per share (the "PARENT COMMON STOCK"), 6,782,938 of which are issued and outstanding; 2,000,000 shares of preferred stock, par value $0.01 per share (the "PARENT PREFERRED STOCK"), 268,265 of which are designated as Series C Preferred Stock of which 2,000 are issued and outstanding and convertible into 13,333 shares of Parent Common Stock and 1,731,735 shares of which are undesignated "blank check" preferred stock.

         (B) The rights, preferences, privileges and restrictions of the Parent Common Stock and the Parent Preferred Stock are as stated in the articles of incorporation of Parent. All of the outstanding Parent Common Stock and Parent Preferred Stock is duly authorized, validly issued, fully paid and nonassessable, and free of any liens or encumbrances and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws.

         (C) 1,786,706 shares of Parent Common Stock are reserved for issuance under the stock option plans of Parent and options to purchase 1,087,538 shares are outstanding as of the date of this Agreement (stock options granted by Parent pursuant to the stock option plans of Parent, as well as any stock options granted outside of the stock option plans of Parent, are referred to collectively herein as "PARENT OPTIONS.").

         (D) Except for warrants to purchase 631,395 shares of Parent Common Stock, there are no outstanding subscriptions, warrants, options, calls, rights of first offer, rights of first refusal, tag along rights, drag along rights, or commitments or rights of any character relating to or entitling any person to purchase or otherwise acquire any shares of capital stock of Parent directly from Parent and there are no obligations or securities having the right to vote on any matters on which the stockholders may vote or convertible into or exchangeable for shares of capital stock of Parent or any commitments of any character relating to or entitling any person to purchase or otherwise acquire any such obligations or securities from Parent. There are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the purchase, sale or voting of the outstanding shares of Parent capital stock to which the Parent is a party or to which any other Person is a party. No shares of outstanding capital stock of Parent is subject to any antidilution protections. There are no Contracts under which Parent is obligated to repurchase, redeem or otherwise acquire any shares of its capital stock or register under the Securities Act of 1933, any shares of its capital stock. Parent has not declared or paid any dividends on any shares of its capital stock. No anti-dilution rights of any capital stock or other securities issued by the Company shall be triggered as a result of the transactions contemplated hereby. The Board of Directors of Parent has determined that the issuance of the Parent 4% Convertible Notes is an issuance of securities in connection with a strategic acquisition for purposes of the warrant issued to Commonwealth Associates, L.P. and therefore no anti-dilution adjustment is required thereto.

         3.4 SEC FILINGS; FINANCIAL STATEMENTS.

         (A) Parent has made available to the Company accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by Parent with the SEC (the "PARENT SEC DOCUMENTS"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (B) The financial statements (including related notes, if any) contained in the Parent SEC Documents (the "PARENT FINANCIAL STATEMENTS"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments which were not, or are not reasonably expected to be, individually or in the aggregate, material in amount), and (iii) fairly presented in all material respects the financial position of Parent and its Subsidiaries as of the respective dates thereof and the results of operations and cash flows of Parent and its Subsidiaries for the periods covered thereby. For purposes of this Agreement, "PARENT BALANCE SHEET" means that balance sheet of Parent and its Subsidiaries as of December 31, 2001 set forth in Parent's Annual Report on Form 10-K filed with the SEC and the "PARENT BALANCE SHEET DATE" means December 31, 2001. The books of account and other financial records of Parent: (i) reflect in all material respects all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with GAAP; and (ii) do not contain or reflect any material inaccuracies or discrepancies.

         (C) Except for Liabilities incurred in the ordinary course of business consistent with past practice and except for performance obligations under Contracts, neither Parent nor any of its Subsidiaries, taken as a whole, has incurred any material Liability which is not required by GAAP to be reflected in a balance sheet and the notes thereto prepared in accordance with GAAP.

         3.5 ABSENCE OF CHANGES OR EVENTS. Since the Parent Balance Sheet Date, and except as disclosed in any filing by Parent with the Securities and Exchange Commission prior to the Closing:

         (A) Parent has operated its business in the ordinary course and consistent with past practices;

         (B) there has not been any event that has had a material adverse effect on Parent, and no fact, event, circumstance or condition exists or has occurred that could reasonably be expected to have a material adverse effect on Parent;

         (C) Parent has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities; (iii) sold, issued or granted, or authorized the issuance of, (A) any capital stock or other security (except for Parent Common Stock issued upon the valid exercise of outstanding Parent Options), (B) any option, warrant or right to acquire any capital stock or any other security (except for Parent Options), or (C) any instrument convertible into or exchangeable for any capital stock or other security; (iv) received any acquisition proposal from any Person; or (v) changed any of its methods of accounting or accounting practices, except as required by GAAP;

         (D) Parent has not (i) sold or otherwise disposed of, or acquired, leased, licensed, waived or relinquished any material right or other material asset to, from or for the benefit of, any other Person except for rights or other assets sold, disposed of, acquired, leased, licensed, waived or relinquished in the ordinary course of business and consistent with past practice; (ii) made any pledge of any of its material assets or otherwise permitted any of its material assets to become subject to any Encumbrance, except in the ordinary course of business and consistent with past practice; or
(iii) guaranteed any indebtedness for borrowed money.

         3.6 COMPLIANCE WITH LEGAL REQUIREMENTS. To the Knowledge of Parent, Parent is in compliance with all material Legal Requirements that are applicable to it or to the conduct of its business or the ownership or use of any of its assets, except where the failure to comply has not had a material adverse effect on Parent.

         3.7 GOVERNMENTAL AUTHORIZATIONS. The Governmental Authorizations held by Parent are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary (i) to enable Parent to conduct its business in the manner in which its business is currently being conducted, and
(ii) to permit Parent to own and use its assets in the manner in which they are currently owned and used. Parent is in compliance with the terms and requirements of the respective Governmental Authorizations held by Parent.

         3.8 LEGAL PROCEEDINGS; ORDERS. There is no pending Legal Proceeding, and to the Knowledge of Parent, no Person has threatened to commence any Legal
Proceeding: (i) that involves Parent or any of the assets owned, used or controlled by Parent or any Person whose liability Parent has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement.

         3.9 TITLE TO PROPERTIES. Parent owns (and has good, valid and marketable title to), leases or has the legal right to use all material assets used in the conduct of its business as of the Closing. All properties and assets owned by Parent are owned free and clear of any Encumbrances, except for (i) any lien for current Taxes not yet due and payable, and (ii) liens that have arisen in the ordinary course of business and that (A) were not incurred in connection with any indebtedness, (B) do not render property encumbered thereby unmarketable and (C) do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent. To the Knowledge of Parent, as of the date of this Agreement, no Person, is interfering with, violating, infringing upon or misappropriating any material Intellectual Property Rights of Parent or any of its Subsidiaries. To the Knowledge of Parent, as of the date of this Agreement, Parent is not interfering with, violating, infringing upon or misappropriating the Intellectual Property Rights of any other Person. There is no pending or, to the Knowledge of Parent, threatened Legal Proceeding against Parent in which Parent is alleged to have infringed, interfering with, misappropriated or violated the Intellectual Property Rights of another Person.

         3.10 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the corporate right, power and authority to perform their obligations under this Agreement and the Ancillary Agreements; and the execution, delivery and performance by Parent and Merger Sub of this Agreement and the Ancillary Agreements have been duly authorized by all necessary action, including all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to adopt this Agreement and the Ancillary Agreements or approve the Merger. Each of this Agreement and the Ancillary Agreements has been duly and validly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent or Merger Sub, as applicable, enforceable against Parent or Merger Sub, as applicable, in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.11 NO CONFLICT; CONSENTS.

         (A) The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the Ancillary Agreements to which it is a party do not and will not (i) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of Parent or Merger Sub, (ii) conflict with or violate any Legal Requirement or Governmental Authorization applicable to Parent or Merger Sub or (iii) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Parent or Merger Sub is a party, except, in the case of clauses (ii) or (iii) above, as would not adversely affect the ability of Parent or Merger Sub to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement or by the Ancillary Agreements.

         (B) Except for the Certificate of Merger to be filed with the Secretary of State of the State of Delaware, no consent, waiver, agreement, approval, or authorization of, or declaration, filing, notice or registration to or with any Governmental Body (i) is required for the execution, delivery and performance by Parent or Merger Sub of this Agreement or any Ancillary Agreement or for the consummation by Parent, Merger Sub or any of their Affiliates of the transactions contemplated hereby and thereby or (ii) is necessary in order to ensure the legality, validity, binding effect or enforceability against Parent or Merger Sub of this Agreement or any Ancillary Agreement to which either of them is a party.

         3.12 PARENT ACTION. The board of directors of Parent (at a meeting duly called and held in accordance with the Parent Constituent Documents) has unanimously determined that the issuance of the Parent 4% Convertible Notes in the Merger is advisable and in the best interests of Parent. The Merger, the issuance of the Parent 4% Convertible Notes in the Merger and the transactions contemplated hereby do not require consent, approval or any other action by the holders of any securities of Parent.

         3.13 FINDER'S FEE. Except for fees, expenses, or commissions for Thomas Weisel Partners, LLC, no broker, finder, investment banker, valuation firm or any other Person is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated thereby based upon arrangements made by or on behalf of Parent.

         3.14 REGULATORY MATTERS. Parent represents that it is its own ultimate parent entity as determined pursuant to 16 C.F.R.ss. 801.1(a)(3); and that the acquisition price to be paid for the voting securities of the Company does not equal or exceed $50 million.

         3.15 PROMISSORY NOTES AND INDENTURE.

         (A) The Parent 4% Convertible Notes have been duly authorized and executed by Parent and, when authenticated in accordance with the provisions of the Indenture and delivered to the Stockholders in accordance with the terms of the Merger Agreement, will be valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights generally, and by general equitable principles.

         (B) The Indenture has been duly authorized, executed and delivered by Parent, and is a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights generally, and by general equitable principles. The execution, delivery and performance by Parent of the Indenture do not and will not (i) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of Parent or any of its Subsidiaries,
(ii) conflict with or violate any Legal Requirement or Governmental Authorization applicable to Parent or any of its Subsidiaries or (iii) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any Parent Contract.

         (C) The shares of Parent Common Stock issuable upon conversion of the Parent 4% Convertible Notes have been duly authorized and reserved for issuance and, when issued upon conversion of the Parent 4% Convertible Notes in accordance with the terms of the

Parent 4% Convertible Notes, will be validly issued, fully paid and non-assessable. The issuance of the shares of Parent Common Stock will not be subject to any preemptive or similar rights under the Parent Constituent Documents or under any Parent Contract.

         3.16 PARENT'S AND MERGER SUB'S DUE DILIGENCE, KNOWLEDGE AND EXPERTISE. Parent and Merger Sub have conducted all of the investigation and due diligence which they deem necessary for purposes of evaluating the Merger and entering into this Agreement. Parent and Merger Sub acknowledge and agree that they have substantial business experience, and financial, legal, accounting and other expertise to conduct a comprehensive investigation as to all matters they deem relevant regarding the Company, its business, financial condition, legal and regulatory matters, and all other matters. Parent and Merger Sub acknowledge and agree that except as set forth in this Agreement and the Ancillary Agreements,
(i) neither the Company nor any of its Representatives is making any representation, warranty, covenant or agreement with respect to the matters contained herein, and (ii) Parent and Merger Sub have not relied upon any representations from the Stockholders or any Affiliates, employees, agents, or other representatives of the Stockholders in considering and concluding the Merger.

         3.17 FULL DISCLOSURE. None of the representations and warranties made by Parent or Merger Sub in this Agreement, as such representations or warranties are modified by the Disclosure Schedules and/or the attachments thereto, contain any untrue statement of a material fact, or omit any material fact the omission of which would make any statements made herein, in light of the circumstances under which they were made, not misleading.

         SECTION 4. COVENANTS OF THE PARTIES

         4.1 ADDITIONAL AGREEMENTS. Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions reasonably necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement as soon as practicable.

         4.2 EMPLOYEE BENEFIT MATTERS.

         (A) From and after the Effective Time, Parent shall maintain employee benefit plans, programs, policies and arrangements for Employees which provide benefits that are no less favorable in the aggregate to those provided under the applicable employee benefit plans (as defined in Section 3(3) of ERISA (excluding plans exempt under Section 201(2) of ERISA)) of Parent generally available to the employees of Parent. Parent shall, or shall cause the Surviving Corporation to, recognize for each Employee prior service recognized under the Welfare Plans of the Company of each Employee as service under the employee benefit plans of Parent or its Subsidiaries for purposes of eligibility and vesting (but not for purposes of benefit accruals) in which such Employee is eligible to participate following the Effective Time. From and after the Effective Time, Parent shall use commercially reasonable efforts, or shall cause the Surviving Corporation to use commercially reasonable best efforts, (i) to cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Subsidiaries to be waived with respect to the Employees, and their eligible dependents to the extent that such Employees and their eligible dependents were covered or would have been covered under the group health plans of the Company immediately prior to the Effective Time, and (ii) give each Employee credit, for the plan year in which such Employee commences participation in the plans of Parent or its Subsidiaries, towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the commencement of participation; provided, however, that no Employee had a lapse or gap in coverage under any group health plan of the Company for more than sixty (60) days within the last year.

         (B) From and after the Effective Time, Parent shall ensure (i) that each Employee (other than Employees with written severance agreements) is entitled to the benefits of the severance policies of Parent applicable to the current employees of Parent and its subsidiaries as in effect immediately prior to the Effective Time, and (ii) that for all purposes of the severance policies of Parent each Employee receives full credit for his or her prior service with the Company. Without limiting the generality of the foregoing, Parent covenants that it will cause the Surviving Corporation to comply with all severance agreements with employees of the Company that are listed in Part 4.2(b) of the Parent Disclosure Schedule, except as such severance agreements may be mutually modified by the Surviving Corporation and the respective Employee.

         4.3 DIRECTORS AND OFFICERS OF THE COMPANY.

         (A) Parent shall cause all rights to indemnification existing in favor of those Persons who are or were directors and officers of the Company prior to or as of the date of this Agreement (the "INDEMNIFIED PERSONS") for acts and omissions occurring prior to the Effective Time, as provided in the Company's certificate of incorporation and bylaws (as in effect as of the date of this Agreement), to continue in effect after the consummation of the Merger and to survive the Merger and to be observed by the Surviving Corporation to the fullest extent permitted by Delaware law for a period of six years from the Effective Time.

         (B) From the Effective Time until the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons and the other insured parties named therein with respect to their acts or omissions occurring prior to the Effective Time, a "tail policy" based on the current policy of directors' and officers' liability insurance and employee practices liability insurance maintained by the Company as of the date of this Agreement; PROVIDED, HOWEVER, that Parent shall not be obligated to make premium payments for such insurance to the extent such premiums exceed in the aggregate $383,000.00, which amount reflects a credit that is due the Company from the applicable insurer.

         (C) The obligations of Parent and the Surviving Corporation under this
Section 4.3 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Person to whom this Section 4.3 applies without the consent of such affected Indemnified Person (it being expressly agreed that the Indemnified Person to whom this Section 4.3 applies shall be third party beneficiaries of this Section 4.3).

         (D) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving

Corporation, as the case may be, honor the indemnification obligations set forth in this Section 4.3.

         4.4 QUOVADX RELATIONSHIPS. For a period of 30 days after the Closing Date, the Stockholders will exercise their good faith effort to make the individuals set forth on EXHIBIT D-1 reasonably available to assist Parent and the Company in the negotiation to the satisfaction of Parent of (i) a Quovadx' consent, if necessary, to the assignment or transfer by operation of law of the existing Quovadx agreements in effect between Quovadx and the Company set forth on EXHIBIT D-2 (the "QUOVADX AGREEMENTS"); and (ii) new payment terms of any monies owed to Quovadx pursuant to any of the Quovadx Agreements. It is expressly understood and acknowledged that notwithstanding anything in this
Section 4.4, the Stockholders do not guarantee a particular outcome with respect to their assistance related to the Quovadx Agreements.

         SECTION 5. CLOSING CONDITIONS.

Immediately prior to the Closing, each of the following shall have occurred:

         5.1 AMENDED SERVICES AGREEMENTS. The separate Services Agreements between the Company and each of Aetna Inc., CIGNA Health Corporation, Health Net, Inc., Oxford Health Plans, Inc., Anthem Insurance Companies, Inc., PacifiCare Health Systems, Inc. and WellPoint Health Networks, Inc., shall have been amended in the form of the Services Agreement Amendment attached hereto as EXHIBIT E.

         5.2 CERTAIN FEES. Parent shall pay simultaneously with the Closing in full the Cooley Godward Amount, the Goldman Sachs Amount and shall deposit with the Escrow Agent *****.

         5.3 REGISTRATION RIGHTS AGREEMENT. Each of the Founders and Parent shall have executed and delivered a registration rights agreement in the form attached hereto as EXHIBIT F.

         5.4 NDC ARRANGEMENT. A consent from NDC, substantially in the form attached as EXHIBIT G hereto shall have been executed and delivered by the parties thereto.

         5.5 NOTES. At or prior to the Closing, and in any case immediately prior to the Effective Time, each of the Original Promissory Notes listed on EXHIBIT C-2 shall be cancelled and stamped "Paid in Full."

         5.6 STOCKHOLDER AGREEMENT. On or before Closing, each of the Stockholders shall have delivered to Parent and the Company the Stockholder Undertaking Agreement in the form of EXHIBIT H.

         5.7 WAIVER OF DISSENTERS RIGHTS. Each of the holders of common stock of the Company shall have taken all appropriate action to waive in full any applicable appraisal or dissenters rights arising under the DGCL.

         5.8 NOTE INDENTURE. In connection with the issuance of the Parent 4% Convertible Note, Parent and LaSalle Bank, N.A. shall have executed and delivered pursuant to the Trust Indenture Act of 1039, as amended, an Indenture in the form of EXHIBIT I (the "INDENTURE")

         5.9 LEGAL OPINION. In connection with the issuance of the Parent 4% Convertible Notes, counsel to Parent shall have delivered to the Stockholders a legal opinion in the form of EXHIBIT J. In connection with the delivery of the Company Stock Certificates, counsel to the Company shall have delivered to the Parent a legal opinion in the form of EXHIBIT K.

         5.10 LANDLORD CONSENT. At or before Closing, the Company shall have caused the form of Landlord Consent in the form attached hereto as EXHIBIT L to be delivered to the landlord of the lease office space located at 1854 Shackleford Road, Norcross, Georgia 30093 in accordance with the procedures for providing notice under that certain lease Agreement entered into by and between Tenant and Landlord, commencing on April 29, 2002 and shall have exercised commercially reasonable efforts to have obtain such Landlord Consent; PROVIDED, HOWEVER, that the Company shall not have any obligation to obtain such consent prior to the Effective Time.

         SECTION 6. INDEMNIFICATION; DEFENSE OF THIRD PARTY CLAIMS.

         6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall survive the Merger and the Effective Time until 5 p.m. (New York City time) on the first anniversary of the Closing Date. The representations and warranties of Parent and Merger Sub contained in this Agreement shall survive the Merger and the Effective Time until 5 p.m. (New York City time) on the due date of the Parent 4% Convertible Notes. The sole and exclusive remedy and recourse of Parent, the Surviving Corporation and their respective Affiliates for any and all Damages related to this Agreement and the Escrow Agreement, including any breach of any representations, warranties and covenants made by the Company in this Agreement shall be limited to the right of offset against the Escrowed Convertible Promissory Note in accordance with the terms of the Escrow Agreement.

         6.2 INDEMNIFICATION. From and after the Effective Time, Parent and its subsidiaries (collectively, the "INDEMNIFYING PARTY") shall hold harmless and shall indemnify each Indemnitee from and against, and shall compensate, reimburse and pay for, any Damages (i) which are directly or indirectly suffered or incurred by any Indemnitee or to which any Indemnitee may otherwise become subject; and (ii) which are a result of, any claims by any Person (other than the Founders) with relationships to the Company, including, without limitation, any present, former or future customer, creditor or vendor of the Company, (such claims "COVERED CLAIMS") to the extent such Covered Claims relate solely to the conduct of the business of the Company after the Effective Time; IT BEING EXPRESSLY UNDERSTOOD, that the Indemnitees shall not be entitled to be indemnified pursuant to this Section 6.2 for any Damages payable to Parent pursuant to the terms of the Escrow Agreement or that would have been payable under the Escrow Agreement but for the fact that the representations and warranties have expired pursuant to Section 6.1.

         6.3 DEFENSE OF THIRD PARTY CLAIMS.

         (A) In the event of the assertion or commencement by any Person of any claim or Legal Proceeding with respect to which any of the Indemnitees may be entitled to indemnification pursuant to this Section 6, the respective Indemnitee shall promptly give the

Indemnifying Party written notice of such claim or Legal Proceeding (a "CLAIM"); PROVIDED, HOWEVER, that any failure on the part of any of the Indemnitees to so notify the Indemnifying Party shall not limit any of the Indemnitees' rights to indemnification under this Section 6 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

         (B) Within ten days of delivery of such written notice, the Indemnifying Party may elect (by written notice delivered to the Indemnitee) to take all necessary steps properly to contest any Claim involving third parties or to prosecute such Claim to conclusion or settlement. If the Indemnifying Party makes the foregoing election, an Indemnitee will have the right to participate at its own expense in all proceedings. If the Indemnifying Party does not make such election within such period or fails to diligently contest such Claim after such election, then the Indemnitee shall be free to handle the prosecution or defense of any such Claim, and will take all necessary steps to contest the Claim involving third parties or to prosecute such Claim to conclusion or settlement. Neither the Indemnifying Party nor any Indemnitee will compromise or settle any such Claim without the written consent of the other party, such consent not to be unreasonably withheld; PROVIDED, HOWEVER, that, upon five-day written notice to the Indemnified Parties, the Indemnifying Party may settle any such Claim if (i) such settlement is without monetary cost to the Indemnified Parties, (ii) such settlement fully and finally resolves all claims arising in such Claim as against the Indemnified Parties with prejudice, and
(iii) such settlement does not result and does not give rise to any future obligation or other Liability (whether to perform any covenant or refrain from engaging in any activity or otherwise) on the part of any of the Indemnified Parties or their respective Affiliates.

         SECTION 7. MISCELLANEOUS PROVISIONS

         7.1 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         7.2 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         7.3 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  IF TO PARENT:

                           PROXYMED, INC.
                           2555 Davie Road, Suite 110
                           Ft. Lauderdale, FL  33317
                           Attn: Rafael Rodriguez, Vice President and
                                 General Counsel
                           Telephone: (954) 473-1001
                           Facsimile:  (954) 473-0620

                  WITH COPY TO (WHICH COPY SHALL NOT CONSTITUTE NOTICE):

                           HOLLAND & KNIGHT
                           701 Brickell Avenue
                           Suite 3000
                           Miami, FL 33131
                           Attn: Rodney H. Bell, Esq.
                           Telephone: (305) 789-7639
                           Facsimile:  (305) 789-7799

                  IF TO THE COMPANY:

                           MEDUNITE, INC.
                           11452 El Camino Real, 4th Floor
                           San Diego, CA  92130
                           Attn: Jay M. Gellert, Chairman of the Board
                           Facsimile: (818) 676-6616

                  WITH A COPY TO (WHICH COPY SHALL NOT CONSTITUTE NOTICE):

                           COOLEY GODWARD LLP
                           4401 Eastgate Mall
                           San Diego, CA 92121
                           Attn: Barbara L. Borden, Esq.
                           Telephone: (858) 550-6064
                           Facsimile:   (858) 550-6420

         7.4 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         7.5 HEADINGS. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         7.6 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         7.7 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of Delaware (without giving effect to principles of conflicts of laws).

         7.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns (if any). This Agreement may not be assigned, by operation of law of otherwise, by any party hereto without the express written consent of the Founders, and any such purported assignment shall be null and void.

         7.9 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

         7.10 WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         7.11 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered by Parent and each of the Stockholders.

         7.12 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         7.13 PARTIES IN INTEREST. Except for (i) the provisions of Section 6 which shall be for the express benefit of the Indemnitees, (ii) the provisions of Section 4.4 which shall be for the express benefit of the Persons specified therein, and (iii) the provisions of Section 3 which shall be for the express benefit of the Stockholders, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         7.14 ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

         7.15 CONSTRUCTION.

         (A) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

         (B) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

         (C) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         (D) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.



                                    PROXYMED, INC.
                                      a Florida corporation


                                    By:
                                        ---------------------------------------


                                    MEDUNITE INC.
                                      a Delaware corporation


                                    By:
                                        ---------------------------------------



                                    DAVIE ACQUISITION CORP.
                                      a Delaware corporation



                                    By:
                                        ---------------------------------------









                        [SIGNATURE PAGE TO AGREEMENT AND
                       PLAN OF MERGER AND REORGANIZATION]

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this EXHIBIT A):

         AFFILIATE. "AFFILIATE" shall mean, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person.

         AGGREGATE CASH MERGER CONSIDERATION. "AGGREGATE CASH MERGER CONSIDERATION" shall equal (A) $10,000,000 MINUS (B) the aggregate amount paid in cash at the Closing with respect to the Notes set forth in EXHIBIT C-1 MINUS
(C) the sum of the Goldman Sachs Amount, the Cooley Godward Amount and *****.

         ANCILLARY AGREEMENT. "ANCILLARY AGREEMENTS" shall mean, the Registration Rights Agreements, each party's respective Disclosure Schedules to this Agreement, any Exhibits to this Agreement, the Stockholders' Undertaking Agreement, the Indenture and the Escrow Agreement.

         BALANCE SHEET. "BALANCE SHEET" shall have the meaning set forth in
Section 2.4.

         BALANCE SHEET DATE. "BALANCE SHEET DATE" shall have the meaning set forth in Section 2.4.

         CERTIFICATE OF MERGER. "CERTIFICATE OF MERGER" shall have the meaning set forth in Section 1.3.

         CLAIM. "CLAIM" shall have the meaning set forth in Section 6.3(a).

         CLASS A COMMON STOCK. "CLASS A COMMON STOCK" shall have the meaning set forth in Section 2.3.

         CLASS B COMMON STOCK. "CLASS B COMMON STOCK" shall have the meaning set forth in Section 2.3.

         CLOSING. "CLOSING" shall have the meaning set forth in Section 1.3.

         CLOSING DATE. "CLOSING DATE" shall have the meaning set forth in
Section 1.3.

         CODE. "CODE" shall mean the Internal Revenue Code of 1986, as amended and any applicable regulations promulgated thereunder.

         COMPANY COMMON STOCK. "COMPANY COMMON STOCK" shall have the meaning set forth in Section 2.3(a).

         COMPANY CONSTITUENT DOCUMENTS. "COMPANY CONSTITUENT DOCUMENTS" shall have the meaning set forth in Section 2.2.

         COMPANY CONTRACT. "COMPANY CONTRACT" shall mean any Contract, including any amendment or supplement thereto: (a) to which the Company is a party; (b) by which the Company or any of its assets are or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

         COMPANY DISCLOSURE SCHEDULE. "COMPANY DISCLOSURE SCHEDULE" shall mean the schedule (dated as of the date of the Agreement and modifying the representations and warranties of the Company in Section 2) delivered to Parent on behalf of the Company on the date of this Agreement and signed by the President of the Company.

         COMPANY FINANCIAL STATEMENTS. "COMPANY FINANCIAL STATEMENTS" shall have the meaning set forth in Section 2.4.

         COMPANY IP. "COMPANY IP" means all Intellectual Property Rights and Intellectual Property owned by the Company.

         COMPANY PREFERRED STOCK. "COMPANY PREFERRED STOCK" shall have the meaning set forth in Section 2.3(a).

         COMPANY RETURNS. "COMPANY RETURNS" shall have the meaning set forth in
Section 2.12(a).

         COMPANY SHARES. "COMPANY SHARES" means the Company Preferred Stock.

         COMPANY STOCK CERTIFICATE. "COMPANY STOCK CERTIFICATE" shall have the meaning set forth in Section 1.6.

         CONTRACT. "CONTRACT" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, and any amendments or modifications thereto, whether express or implied.

         COOLEY GODWARD AMOUNT. "COOLEY GODWARD AMOUNT" shall mean the legal fees and expenses incurred or reasonably expected to be incurred by the Company for services provided by Cooley Godward LLP in connection with the preparation for or operation of the auction of the Company resulting in the sale of the Company pursuant to this Agreement or in connection with the negotiation, execution and closing of this Agreement and the Ancillary Agreements as set forth on a final invoice delivered to Parent and the Stockholders at the Closing.

         COVERED CLAIM. "COVERED CLAIM" shall have the meaning set forth in
Section 6.2.

         *****.

         CUSTOMER. "CUSTOMER" shall mean any vendor, payor, provider or other customer of the Company.

         DAMAGES. "DAMAGES" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

         EFFECTIVE TIME. "EFFECTIVE TIME" shall have the meaning set forth in
Section 1.3.

         EMPLOYEE. "EMPLOYEE" shall mean any employee of the Company as of the Effective Time.

         EMPLOYEE BENEFIT PLAN. "EMPLOYEE BENEFIT PLAN" shall have the meaning set forth in Section 2.13(a).

         ENCUMBRANCE. "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature affecting property, real or personal, tangible or intangible, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute of any jurisdiction).

         ENTITY. "ENTITY" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ESCROW AGENT. "ESCROW AGENT" shall have the meaning set forth in
Section 1.7.

         ESCROWED PARENT 4% CONVERTIBLE NOTE. "ESCROWED PARENT 4% CONVERTIBLE NOTE" shall have the meaning set forth in Section 1.7.

         EXCHANGE ACT. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended and, the rules and regulations promulgated thereunder.

         ENVIRONMENTAL LAW. "ENVIRONMENTAL LAW" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         FOUNDERS. "FOUNDERS" shall mean the Stockholders.

         GAAP. "GAAP" shall mean generally accepted accounting principles, applied on a basis consistent with the basis on which the Company Financial Statements were prepared.

         GOLDMAN SACHS AMOUNT. "GOLDMAN SACHS AMOUNT" shall mean any fees and expenses incurred by the Company for services provided by Goldman Sachs & Co. in connection with the preparation for or operation of the auction of the Company resulting in the sale of the Company pursuant to this Agreement or in connection with the negotiation, execution and closing of this Agreement and the Ancillary Agreements pursuant to the letter agreement dated April 24, 2002 as set forth on a final invoice delivered to Parent and the Stockholders at the Closing.

         GOVERNMENTAL AUTHORIZATION. "GOVERNMENTAL AUTHORIZATION" shall mean any: (a) approval, permit, license, certificate, franchise, permission, clearance, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "GOVERNMENTAL BODY" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental, self-regulatory or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         INDEMNIFIED PERSON. "INDEMNIFIED PERSON" shall have the meaning set forth in Section 4.3(a).

         INDEMNIFYING PARTY. "INDEMNIFYING PARTY" shall have the meaning set forth in Section 6.2.

         INDEMNITEE. "INDEMNITEE" shall mean (a) each of the Founders; (b) each Founder's current and future Affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

         INDENTURE. "INDENTURE" shall have the meaning set forth in Section 5.8.

         INTELLECTUAL PROPERTY. "INTELLECTUAL PROPERTY" means all algorithms, databases and data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks, methods, processes, proprietary information, schematics, specifications, software, software source code, techniques, works of authorship, and other forms of technology.

         INTELLECTUAL PROPERTY RIGHTS. "INTELLECTUAL PROPERTY RIGHTS" means any and all worldwide (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, mask work rights, and moral rights;
(b) trademarks, service marks, tradenames, corporate names, trade dress, domain names and other identifiers of source, together with the goodwill associated therewith; (c) trade secret rights; (d) patents and industrial property rights;

and (e) registrations, applications, renewals, extensions, combinations, divisions, or reissues with respect to the foregoing.

         INTERIM FINANCIAL STATEMENTS. "INTERIM FINANCIAL STATEMENTS" shall have the meaning set forth in Section 2.4.

         KNOWLEDGE. An individual shall be deemed to have "KNOWLEDGE" of a particular fact or other matter if such individual is actually aware of such fact or other matter after his or her reasonably diligent review of records kept in the ordinary course of business within the area of his or her function and responsibility. The Company shall be deemed to have "knowledge" of a particular fact or other matter if any of the following persons has knowledge of such fact or other matter: David Cox, Sheila Schweitzer, John Fessler, George Pache, Pierre Towns, Glen Woodworth, Tammy Farrier, John Wall or Timothy Rich. Parent shall be deemed to have "knowledge" of a particular fact or other matter if any of the following persons has knowledge of such fact or other matter: Michael Hoover, Nancy Ham, and Judson Schmid.

         LEASE. "LEASE" shall have the meaning set forth in Section 2.6(c).

         LEASED PROPERTY. "LEASED PROPERTY" shall have the meaning set forth in
Section 2.6(c).

         LEGAL PROCEEDING. "LEGAL PROCEEDING" shall mean any ongoing or threatened action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign or international, multinational or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         LIABILITIES. "LIABILITIES" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         MATERIAL ADVERSE EFFECT. "MATERIAL ADVERSE EFFECT" or similar phrase means any change in or effect on the Company or any circumstance that, individually or in the aggregate with any other changes in or effects on the Company is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of the Company; PROVIDED, HOWEVER, that none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been, such a material adverse change: any adverse change (including any litigation, loss of employees, cancellation of or delay in customer orders, reduction in revenue or net income or disruption of business relationships) arising from or attributable or relating to (A) the announcement or pendency of any of the transactions contemplated by this Agreement, (B) conditions affecting the industry or industry sector in which the Company or any of its subsidiaries operates or participates, the United States economy or financial markets or any foreign economy or financial markets in any location where the Company or any of its subsidiaries has material operations or sales, (C) compliance with the terms of, or the taking of any action required or otherwise contemplated by, this Agreement. The Company is not making any representations and warranties regarding future financial performance, and the failure of the Company following the Closing to meet any projections, estimates, forecast or plan developed or made prior to the Closing shall not constitute PER SE evidence of a Material Adverse Effect.

         MATERIAL COMPANY IP CONTRACTS. "MATERIAL COMPANY IP CONTRACTS" means all Contracts governing the licenses of Intellectual Property or Intellectual Property Rights from the Company to a third party or from a third party to the Company, but excluding shrink-wrap or click-through licenses of commercially available off-the-shelf computer software and Contracts with Customers entered into in the ordinary course of business.

         MATERIAL COMPANY LICENSED IP. "MATERIAL COMPANY LICENSED IP" means all Intellectual Property and Intellectual Property Rights licensed to the Company, but excluding Intellectual Property and Intellectual Property Rights licensed pursuant to shrink-wrap or click-through licenses of commercially available off-the-shelf computer software and any other Intellectual Property and Intellectual Property Rights that are generally available for license without significant cost.

         MATERIAL CONTRACTS. "MATERIAL CONTRACTS" shall have the meaning set forth in Section 2.7.

         MATERIALS OF ENVIRONMENTAL CONCERN. "MATERIALS OF ENVIRONMENTAL CONCERN" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any applicable Environmental Law or that is otherwise a danger to health, reproduction or the environment.

         MERGER CONSIDERATION. "MERGER CONSIDERATION" shall have the meaning set forth in Section 1.5(b).

         NDC. "NDC" shall mean NDC Health, Inc. (formerly known as National Data Corporation, a Delaware corporation).

         ORDER. "ORDER" shall mean any writ, decree, injunction, order or similar action.

         ORIGINAL PROMISSORY NOTE. "ORIGINAL PROMISSORY NOTE" shall mean the notes and promissory notes listed on EXHIBIT C-1 and EXHIBIT C-2.

         PARENT BALANCE SHEET. "PARENT BALANCE SHEET" shall have the meaning set forth in Section 3.4(b).

         PARENT BALANCE SHEET DATE. "PARENT BALANCE SHEET DATE" shall have the meaning set forth in Section 3.4(b).

         PARENT COMMON STOCK. "PARENT COMMON STOCK" shall have the meaning set forth in Section 3.3(a).

         PARENT CONSTITUENT DOCUMENTS. "PARENT CONSTITUENT DOCUMENTS" shall have the meaning set forth in Section 3.2.

         PARENT CONTRACT. "PARENT CONTRACT" shall mean any Contract, including any amendment or supplement thereto: (a) to which Parent or any of its Subsidiaries is a party; (b) by which Parent, its Subsidiaries or any of its assets are or may become bound or under which Parent or any of its Subsidiaries has, or may become subject to, any obligation; or (c) under which Parent or any of its Subsidiaries has or may acquire any right or interest.

         PARENT 4% CONVERTIBLE NOTE. "PARENT 4% CONVERTIBLE NOTE" shall mean the 4% Convertible Note due December 31, 2008 issued pursuant to the Indenture.

         PARENT DISCLOSURE SCHEDULE. "PARENT DISCLOSURE SCHEDULE" shall mean the schedule (dated as of the date of the Agreement and modifying the representations and warranties of Parent in Section 3) delivered to the Company on behalf of Parent on the date of this Agreement and signed by the President of Parent.

         PARENT FINANCIAL STATEMENTS. "PARENT FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.4(b).

         PARENT OPTIONS. "PARENT OPTIONS" shall have the meaning set forth in
Section 3.3(c).

         PARENT PREFERRED STOCK. "PARENT PREFERRED STOCK" shall have the meaning set forth in Section 3.3(a).

         PARENT SEC DOCUMENTS. "PARENT SEC DOCUMENTS" shall have the meaning set forth in Section 3.4(a).

         PAYER CUSTOMERS. "PAYER CUSTOMERS" shall mean any Customer, including that, directly or indirectly, provide, deliver, arrange for, insure or facilitate the provision of health care services to any person(s) through health care providers, health maintenance organizations, managed care entities, insurance companies, health care financing entities or other similar means.

         PERMITTED ENCUMBRANCE. "PERMITTED ENCUMBRANCE" shall have the meaning set forth in Section 2.6.

         PERSON. "PERSON" shall mean any individual, Entity or Governmental
Body.

         PLAN. "PLAN" shall have the meaning set forth in Section 2.13(a).

         QUOVADX AGREEMENT. "QUOVADX AGREEMENT" shall have the meaning set forth in Section 4.4.

         REGISTERED IP. "REGISTERED IP" means all Intellectual Property and Intellectual Property Rights that are registered or filed with or issued by any Governmental Body, including all patents, registered copyrights, and registered trademarks and all applications for any of the foregoing.

         REPRESENTATIVES. "REPRESENTATIVES" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         SECURITIES ACT. "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         SUBSIDIARY. Any Entity shall be deemed to be a "SUBSIDIARY" of another Person if such Person directly or indirectly (a) has the power to direct the management or policies of such Entity or (b) owns, beneficially or of record,
(i) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (ii) at least 50% of the outstanding equity or financial interests of such Entity.

         SURVIVING CORPORATION. "SURVIVING CORPORATION" shall have the meaning set forth in Section 1.1.

         TAX. "TAX" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX RETURN. "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         VENDOR CUSTOMERS. "VENDOR CUSTOMERS" shall mean any Customers that are practice management system providers, service bureaus, billing services or other entities providing EDI transaction submission services or related services to providers.